Exhibit 10.57

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF ANY STATE. THESE SECURITIES MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED EXCEPT AS PERMITTED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS PURSUANT TO REGISTRATION OR AN EXEMPTION THEREFROM. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER THAT SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION OTHERWISE COMPLIES WITH THE ACT AND APPLICABLE STATE SECURITIES LAWS.

FIRST PHYSICIAN’S CAPITAL GROUP, INC.

PROMISSORY NOTE

$	November 20, 2013

FIRST PHYSICIAN’S CAPITAL GROUP, INC., a Delaware corporation (“Company”), for value received, promises to pay             , a             , or its assigns (“Holder”) the principal sum of             , plus simple interest thereon from the date in which funds are actually advanced under this Promissory Note (this “Note”) until paid at the rate of ten percent (10%) per annum until the Maturity Date (as defined below), cumulative, but not compounded. The Company hereby acknowledges and agrees that principal amount hereof is to be advanced in             installments as follows:             .

This Note is issued in connection with the sale and issuance of up to Six Hundred Fifty Thousand Dollars ($650,000) in principal amount of senior promissory notes (the “Notes”). Each Note shall rank on a pari passu basis in all respects with all other Notes issued in such financing (the “Bridge Financing”) and all such Notes shall be repaid by the Company on a pari passu, pro rata basis.

This Note will automatically mature and the entire outstanding principal amount, together with accrued interest, shall become due and payable in one lump sum upon date that is the earlier of: (i) June 30, 2014; (ii) the consummation of a Change of Control (as defined below), or (iii) an Event of Default (as defined below) that is followed by written notice by a Required Majority (as defined below) pursuant to Section 2 hereof (such first date to occur being the “Maturity Date”). For purposes of this Note, a “Change of Control” shall mean: (i) any sale of all or substantially all of the Company’s assets, other than in the ordinary course of the conduct of the Company’s business, (ii) a merger or acquisition in which the Company is not the surviving entity, except for a transaction the principal purpose of which is to change the State of the Company’s incorporation or formation, as the case may be, (iii) any reverse merger in which the Company is the surviving entity but in which the then existing shareholders or members of the Company transfer fifty percent (50%) or more of the outstanding shares or equity interests of the Company, as the case may be, of such then existing shareholders to holders different from those who held such shares immediately prior to such merger; and/or (iv) any sale or transfer by the then existing shareholders or members of the Company of fifty percent (50%) or more of the outstanding shares or interests of the Company of such then existing shareholders or members to any person or persons other than the then existing shareholders or members of the Company.

Payments of both principal and interest are to be made at the address of Holder or at such other place in the United States as Holder shall designate to the Company in writing, in lawful money of the United States of America. Interest on this Note shall be computed on the basis of a 365-day year and actual days elapsed.

The following is a statement of the rights of Holder and the conditions to which this Note is subject, and to which Holder, by the acceptance of this Note, agrees:

1. Prepayment. All unpaid principal and unpaid accrued interest of this Note may be prepaid without penalty, in whole or in part. Any prepayment of this Note will be credited first against accrued interest, then principal. Upon payment in full of the amount of all principal and interest payable hereunder, this Note shall be surrendered to the Company for cancellation.

2. Charges, Taxes and Expenses. Issuance of this Note shall be made without charge to Holder for any issue or transfer tax or other incidental expense in respect of the issuance of such Note, all of which taxes and expenses shall be paid by the Company, and such Note(s) shall be issued in the name of Holder.

3. Default. Each of the following events shall be an “Event of Default” hereunder:

(a) The Company fails to pay timely any of the principal amount, accrued interest or other amounts due under this Note on the date any of the same becomes due and payable if such payment default is not cured within thirty (30) business days after receipt of notice of such default from Holder;

(b) The Company files any petition or action for relief under any bankruptcy, reorganization, insolvency or moratorium law or any other law for the relief of, or relating to, debtors, now or hereafter in effect, or makes any assignment for the benefit of creditors or takes any limited liability action in furtherance of any of the foregoing;

(c) An involuntary petition is filed against the Company (unless such petition is dismissed or discharged within thirty (30) days) under any bankruptcy statute now or hereafter in effect, or a custodian, receiver, trustee, assignee for the benefit of creditors (or other similar official) is appointed to take possession, custody or control of any property of the Company; or

(d) The Company shall fail to observe or perform any other material obligation to be observed or performed by it under this Note, within thirty (30) days after written notice from the Holder to perform or observe the obligation.

Upon the occurrence of an Event of Default hereunder, all unpaid principal, accrued and unpaid interest and other amounts owing hereunder shall, at the option of, and upon written notice provided to the Company by Holder, be immediately due, payable and collectible by Holder, pursuant to applicable law without presentment, demand, protest, notice of any kind or notice of dishonor, all of which are hereby expressly waived; provided, however, that upon the occurrence of any of the events specified in subparagraphs (b) or (c) above, all unpaid principal, accrued and unpaid interest and other amounts owing hereunder, shall be immediately due and payable without any notice whatsoever and without presentment, demand for payment, protest, notice of any kind or notice of dishonor, all of which are hereby expressly waived by the Company. If an Event of Default occurs and is continuing, the Holder may pursue any available remedy by proceeding at law or in equity to collect the payment of amounts due under the Notes or to enforce the performance of any provision of the Note. A delay or omission by the Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. A waiver on any one occasion shall not be construed as a bar to or waiver of any such right or remedy on any future occasion. No remedy is exclusive of any other remedy. All available remedies are cumulative to the extent permitted by law.

4. Subordination by Prior Bridge Lenders. The Company has previously consummated a bridge financing transaction with in 2009 purchasers (the “2009 Lenders”) pursuant to the terms of and as evidenced by bridge notes (the “2009 Bridge Notes”). As a material inducement for Holder to enter into this Bridge Financing, concurrently herewith the 2009 Lenders will enter into a subordination agreement to subordinate all rights of the 2009 Lenders under the 2009 Bridge Notes to rights of Holders of the Notes issued in this Bridge Financing.

5. Usury Exemption. As applicable, this Note shall be issued in reliance on an exemption from applicable state usury laws found in Section 25118 of the California Corporations Code. Notwithstanding any provision of this Note, the Company shall not and will not be required to pay interest at a rate or any fee or charge in an amount prohibited by applicable law. If interest or any fee or charge payable on any date would be prohibited, then such interest, fee or charge will be automatically reduced to the maximum amount that is not prohibited. In the event that Holder receives payment of any interest, fee, or charge that would cause the amount so received to exceed the maximum amount permitted under applicable law, then, to the extent that the amount so received exceeds the maximum amount permitted under applicable law: (a) in the first instance, the amount received shall be applied to principal; and (b) in the second instance, in the event that the principal amount of this Note has been paid in full, the remaining amount so received shall be deemed to be a loan from Company to the Holder, repayable upon the demand of the Company with interest at the legal rate from the date of the Holder’s receipt of each payment in excess interest, fees, or charges.

6. Loss, Theft or Destruction of Note. Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft or destruction of this Note and of indemnity or security reasonably satisfactory to it, the Company will make and deliver a new Note which shall carry the same rights to interest (unpaid and to accrue) carried by this Note, stating that such Note is issued in replacement of this Note, making reference to the original date of issuance of this Note (and any successors hereto) and dated as of such cancellation of this Note.

7. Miscellaneous.

(a) Governing Law; Arbitration. This Note shall constitute a contract under the laws of the State of Delaware and for all purposes shall be construed in accordance with and governed by the laws of said state, excluding its conflicts of law principles. The parties to this Note agree that any and all disputes, claims or controversies arising out of or relating to this Note that are not resolved by their mutual agreement shall be submitted to final and binding arbitration in Los Angeles County, California before JAMS, or its successor, pursuant to the United States Arbitration Act, 9 U.S.C. Sec. 1 et seq. Either party may commence the arbitration process called for in this Note by filing a written demand for arbitration with JAMS, with a copy to the other party. The arbitration will be conducted in accordance with the provisions of JAMS’ Streamlined Arbitration Rules and Procedures in effect at the time of filing of the demand for arbitration. The parties will cooperate with JAMS and with one another in selecting an arbitrator from JAMS’ panel of neutrals, and in scheduling the arbitration proceedings. The parties covenant that they will participate in the arbitration in good faith, and that they will share equally in its costs. The provisions of this Section may be enforced by any court of competent jurisdiction, and the party seeking enforcement shall be entitled to an award of all costs, fees and expenses, including reasonable attorneys’ fees, to be paid by the party against whom enforcement is ordered.

(b) Assignment. Neither this Note nor any of the rights, interests or obligations hereunder may be assigned, by operation of law or otherwise, in whole or in part by the Holder to any person or entity without the prior written consent of the Company, in its sole and absolute discretion; provided, however, that this Note may be assigned or transferred, in whole or in part, without the prior written consent of the Company for bona fide estate planning purposes or to an affiliate, subsidiary, partner (limited or otherwise) and/or member of the Holder. Upon any transfer of this Note, the Company may require, as a condition thereto, the payment of a sum sufficient to reimburse it for any transfer tax incidental thereto. Any transfer shall be subject to (i) the transferee’s agreement in writing to be subject to the applicable terms of this Note; (ii) compliance with all applicable state and federal securities laws (including the delivery of legal opinions reasonably satisfactory to the Company, if such are reasonably requested by the Company); and (iii) the execution and delivery to the Company of an Assignment Form in substantially the form attached hereto as Attachment A. This Note shall be binding upon any successors or assigns of the Company.

(c) Notices. All notices, requests, demands and other communications hereunder (shall be in writing to the parties at the addresses set forth below the recipients’ signature to this Note, or at such other address as shall be given in writing by a party to the other parties, and shall be deemed to have been duly given at the earlier of (i) the time of actual delivery, (ii) the next business day after deposit with a nationally recognized overnight courier specifying next day delivery, with written verification of receipt, (iii) when sent by facsimile or electronic mail communication if receipt is confirmed, or (iv) on the fifth (5th) business day following the date deposited with the United States Postal Service, postage prepaid, certified with return receipt requested.

(d) Cross Default. An Event of Default under this Note shall be an event of default under all other Notes issued in connection with the Bridge Financing. In such event, the Holder shall be entitled to exercise any remedies available to it pursuant hereto or at law, including, without limitation, accelerate and declare all of the obligations hereunder to be immediately due and payable.

(e) Amendment or Waiver. Both this Note and the terms and conditions of the Bridge Financing, including, without limitation, the aggregate value of the Notes issued thereunder, may be amended or a provision hereof waived only in a writing signed by the Company and a Required Majority (as defined below); provided, however, that any such amendment or waiver shall apply to all Notes issued in the Bridge Financing. For purposes of this Note, a “Required Majority” shall mean holders holding, at the time of any determination, a majority-in-interest of the then-outstanding principal amount of all Notes subscribed for pursuant to the Bridge Financing. The Holder acknowledges that a Required Majority will have the right and power to diminish or eliminate all rights of the Holder hereunder.

(f) Survival. The provisions which, by their nature, would survive any expiration, termination and/or cancellation of this Agreement shall survive any such termination, expiration and/or cancellation of the business relationship among the parties, this Agreement and/or the dissolution, termination and winding up of the Company

(g) Accredited Investor. The Holder hereby represents that it is an “accredited investor” within the meaning of Regulation D, Rule 501(a), promulgated by the Securities and Exchange Commission under the 1933 Act and shall submit to the Company such further assurances of such status as may be reasonably requested by the Company. If Holder has previously made an investment with the Company under the same investor name and, in connection with such investment, the Holder provided the Company with representations and warranties confirming, among other things, its status as an accredited investor and/or a signed Investor Questionnaire (the “Prior Investor Representations”), Investor hereby represents and warrants that all such information set forth in the Prior Investor Representations is complete, true, correct and accurate as of the date hereof. In such case, holder shall not be required to complete and execute an additional investor questionnaire in connection with the purchase of this Note. If Holder has not previously made an investment in the Company, Holder shall execute and deliver to the Company its standard investor questionnaire together with the purchase price for this Note certifying that Holder is an “accredited investor” as such term is defined in Rule 501 of Regulation D promulgated under Section 4(2) of the Securities Act of 1933.

(h) Acknowledgments. The Holder hereby acknowledges and understands that:

(i) There are substantial restrictions on the transferability of the Notes, including, but not limited to, those imposed by federal and/or state securities laws.

(ii) At no time has any of the following ever been represented, guaranteed or warranted to the Holder by the Company, nor any of its agents or employees or any other person, expressly or by implication:

(1) The percentage or profit and/or the amount of or type of consideration, profit or loss to be realized if any, as a result of Holder’s investment;

(2) That the past performance or experience on the part of the Company, or any affiliate thereof, will in any way indicate the predictable results of the ownership of the Notes; or

(3) That an investment in the Company will yield the percentage of profit and/or amount of or type of consideration, profit or loss similar to that yielded by other projects managed by the Company or its affiliates.

(iii) Holder has adequate net worth and means of providing for his, her or its current needs and possible personal contingencies to sustain a complete loss of this investment and has no need for liquidity of this investment. Holder’s total commitment to investments which are not readily marketable is not disproportionate to the Investor’s net worth and will not become disproportionate as a result of the Investor’s investment in the Notes. Holder has such knowledge and experience in financial and business matters that Holder is capable of evaluating the merits and risks of investment in the Company, and Holder is able to bear the economic risk of Holder’s investment in the Company and at the present time Holder could afford a complete loss of Holder’s investment.

(iv) Holder recognizes that investment in the Company involves substantial risks, including a risk of total loss of Holder’s investment, and Holder is aware of and understands all of the risk factors related to Holder’s purchase of Notes. Holder is either a director or officer of the Company and is intimately familiar with the Company’s operations (including the risks associated therewith), or has had an opportunity to fully discuss such Holder’s investment with the Company’s officers, directors or management and has received all information which Holder considers necessary or appropriate for deciding whether to acquire the Note.

(v) Holder represents that it is acquiring this Note solely for investment for such Holder’s own account not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that Holder has no present intention of selling, granting any participation in, or otherwise distributing the same.

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IN WITNESS WHEREOF, the Company has caused this Promissory Note to be executed by its officer thereunto duly authorized.

COMPANY:

FIRST PHYSICIAN’S CAPITAL GROUP, INC., a Delaware corporation

By:
Sean Kirrane, Chief Executive Officer

ACKNOWLEDGED AND AGREED TO:

HOLDER:

By:
Name, Title

[SIGNATURE PAGE TO PROMISSORY NOTE]

ATTACHMENT A TO SENIOR PROMISSORY NOTE

ASSIGNMENT FORM

(To assign the foregoing Note, execute

this form and supply required information.)

FOR VALUE RECEIVED, and subject to compliance with applicable federal and state securities laws (including the delivery of legal opinions satisfactory to the Company, if such are requested by the Company), an interest corresponding to the unpaid principal amount of the foregoing Note and all rights evidenced thereby are hereby assigned to

(Please Print)

whose address is

Dated:

Holder’s Signature:

Holder’s Address:

__________________________________________________________

Signature Guaranteed:

NOTE:	The signature to this Assignment Form must correspond with the name as it appears on the face of the Note, without alteration or enlargement or any change whatever, and must be guaranteed by a bank or trust company. Officers of corporations and those acting in a fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Note.

The assignee of the Note, in connection with the execution of this Assignment Form, must execute and deliver an acknowledgment of, and agreement to be bound by, the terms of the Note and all other writings related thereto.

ATTACHMENT A TO NOTE